Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on Form F-1, Amendment No. 14 of our report dated July 12, 2011, relating to the consolidated financial statements of Sunity Online Entertainment Limited (the “Company”) for the years ended March 31, 2011 & 2010 which appear in such registration statement. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Goldman Kurland and Mohidin, LLP

Goldman Kurland and Mohidin, LLP

Encino, California

June 12, 2012